Exhibit 5.1

January 5, 2004

Flamel Technologies
Parc Club du Moulin à Vent
33, avenue du Docteur Georges Lévy
69693 Vénissieux

Re: Sale of up to 4,237,500 Ordinary Shares of Flamel Technologies
in the Form of American Depositary Shares

Ladies and Gentlemen:

     We have acted as special French counsel for Flamel Technologies, a stock corporation (société anonyme) organized under the laws of the French Republic (the “Company”), in connection with the preparation of the Form S-8 registration statement (the “Registration Statement”), filed with the U.S. Securities and Exchange Commission (the “Commission”), relating to the proposed public offering (the “Public Offering”) of up to 4,237,500 ordinary shares of the Company, nominal value approximately € 0.1219 per share, to be offered for sale by certain shareholders of the Company (the “Selling Shareholders”) pursuant to either (a) the exercise of certain options authorized by the Company’s shareholders consisting of (i) 772,500 options that have not been granted as at the date hereof, convertible into 772,500 shares of the Company (the “Authorized Shares”), and (ii) 3,220,000 options that have been granted and may be exercised by their respective holders as from their respective release dates, convertible into 3,220,000 shares of the Company (the “Outstanding Shares”), or (b) the exercise of certain warrants, convertible into shares of the Company, issued by the Company’s shareholders, consisting of 245,000 warrants that may be exercised by their respective holders as from their respective exercise dates, convertible into 245,000 shares of the Company (the “Additional Outstanding Shares”). The Authorized Shares, Outstanding Shares and Additional Outstanding Shares are together referred to as the “Shares”.

     The Shares are being offered in the form of American Depositary Shares, represented by American Depositary Receipts.

     This opinion letter is furnished to you at your request in connection with the Registration Statement. Capitalized terms used in this opinion letter that are defined in the Registration Statement shall have the meanings set forth in the Registration Statement unless otherwise defined herein.

     For purposes of the opinions expressed in this letter, which are set forth in paragraph (a) herebelow (the “Opinion”), we have examined the following documents (the “Documents”):

1.	A photocopy of the executed Registration Statement certified by the Président Directeur Général of Company on the date hereof as being a true, accurate and complete photocopy of such document as filed with the Commission on the date hereof.

2.	A photocopy of the resolutions of the extraordinary shareholders meeting held on July 26, 1995, issuing, among other things, to Mr. Soula, 1,067 warrants, and authorizing actions to be taken in connection therewith, such photocopy certified by the Président Directeur Général of the Company on and as of the date hereof as being a true, accurate and complete photocopy of such resolutions as in full force and effect on and as of the date hereof.

3.	A photocopy of the resolutions of the extraordinary shareholders meeting held on May 10, 1996, authorizing, among other things, the stock option plan relating to the issuance of, 1,000,000 options for subscription of 1,000,000 shares of the Company (the “1996 Options”), canceling 1067 warrants issued pursuant to the extraordinary shareholders meetings held on July 26, 1995, and issuing to Mr. Mac Master 109,375 warrants, and authorizing actions to be taken in connection therewith, such photocopy certified by the Président Directeur Général of the Company on and as of the date hereof as being a true, accurate and complete photocopy of such resolutions as in full force and effect on and as of the date hereof.

4.	A photocopy of the decisions of the Board of Directors of the Company, adopted at a meeting held on December 19, 1996, granting, among other things, to certain employees and/or directors of the Company, 400,000 options included in the 1996 Options, each exercisable for one share of the Company at a subscription price of € 4.74 per share (the “Share Subscription Price”), such photocopy certified by the Président Directeur Général of the Company on and as of the date hereof as being a true, accurate and complete photocopy of such resolutions as in full force and effect on and as of the date hereof.

5.	A photocopy of the decisions of the Board of Directors of the Company, adopted at a meeting held on March 21, 1997, granting, among other things, to Mr. Vivet 100,000 options included in the 1996 Options, each exercisable for one share of the Company at a subscription price of € 5.37 per share (the “Share Subscription Price”), such photocopy certified by the Président Directeur Général of the Company on and as of the date hereof as being a true, accurate and complete photocopy of such resolutions as in full force and effect on and as of the date hereof.

6.	A photocopy of the decisions of the Board of Directors of the Company, adopted at a meeting held on January 8, 1998, granting, among other things, to certain employees and/or directors of the Company 240,000 options included in the 1996 Options, each exercisable for one share of the Company at a subscription price of € 4.53 per share (the “Share Subscription Price”), such photocopy certified by the Président Directeur Général of the Company on and as of the date hereof as being a true, accurate and complete photocopy of such resolutions as in full force and effect on and as of the date hereof.

7.	A photocopy of the decisions of the Board of Directors of the Company, adopted at a meeting held on December 10, 1998, granting, among other things, to Mrs. Blouin 200,000 options included in the 1996 Options, each exercisable for one share of the Company at a subscription price of € 2.82 per share (the “Share Subscription Price”), such photocopy certified by the Président Directeur Général of the Company on and as of the date hereof as being a true, accurate and complete photocopy of such resolutions as in full force and effect on and as of the date hereof.

8.	A photocopy of the decisions of the Board of Directors of the Company, adopted at a meeting held on April 13, 2000, granting, among other things, to certain employees and/or directors of the Company 550,000 options included in the 1996 Options, each exercisable for one share of the Company at a subscription price of € 4.86 per share (the “Share Subscription Price”), such photocopy certified by the Président Directeur Général of the Company on and as of the date hereof as being a true, accurate and complete photocopy of such resolutions as in full force and effect on and as of the date hereof.

9.	A photocopy of the resolutions of the extraordinary shareholders meeting held on June 14, 2000, issuing, among other things, to certain directors of the Company 120,000 warrants at a subscription price of € 4.87 per share, and authorizing actions to be taken in connection therewith, such photocopy certified by the Président Directeur Général of the Company on and as of the date hereof as being a true, accurate and complete photocopy of such resolutions as in full force and effect on and as of the date hereof.

10.	A photocopy of the decisions of the Board of Directors of the Company, adopted at a meeting held on September 29, 2000, granting, among other things, to Mr. Steve Willard 160,000 options included in the 1996 Options, each exercisable for one share of the Company at a subscription price of € 7.58 per share (the “Share Subscription Price”), such photocopy certified by the Président Directeur Général of the Company on and as of the date hereof as being a true, accurate and complete photocopy of such resolutions as in full force and effect on and as of the date hereof.

11.	A photocopy of the resolutions of the extraordinary shareholders meetings held on November 20, 2000, authorizing, among other things, the stock option plan relating to the issuance of 1,000,000 options for subscription of 1,000,000 shares of the Company, (the “2000 Options”), such photocopy certified by the Président Directeur Général of the Company on and as of the date hereof as being a true, accurate and complete photocopy of such resolutions as in full force and effect on and as of the date hereof.

12.	A photocopy of the decisions of the Board of Directors of the Company, adopted at a meeting held on December 18, 2000, granting, among other things, to certain employees and/or directors of the Company 315,000 options included in the 2000 Options, each exercisable for one share of the Company at a subscription price of € 6.39 per share (the “Share Subscription Price”), such photocopy certified by the Président Directeur Général of the Company on and as of the date hereof as being a true, accurate and complete photocopy of such resolutions as in full force and effect on and as of the date hereof.

13.	A photocopy of the decisions of the Board of Directors of the Company, adopted at a meeting held on June 22, 2001, granting, among other things, to certain employees and/or directors of the Company 190,000 options included in the 2000 Options, each exercisable for one share of the Company at a subscription price of € 3.02 per share (the “Share Subscription Price”), such photocopy certified by the Président Directeur Général of the Company on and as of the date hereof as being a true, accurate and complete photocopy of such resolutions as in full force and effect on and as of the date hereof.

14.	A photocopy of the resolutions of the extraordinary shareholders meeting held on July 19, 2001, issuing, among other things, to certain directors of the Company 70,000 warrants, at a subscription price of € 5.94 per share, and authorizing actions to be taken in connection therewith, such photocopy certified by the Président Directeur Général of the Company on and as of the date hereof as being a true, accurate and complete photocopy of such resolutions as in full force and effect on and as of the date hereof.

15.	A photocopy of the decisions of the Board of Directors of the Company, adopted at a meeting held on September 24, 2001, granting, among other things, to certain employees and/or directors of the Company 570,000 options included in the 2000 Options, each exercisable for one share of the Company at a subscription price of € 1.08 per share (the “Share Subscription Price”), such photocopy certified by the Président Directeur Général of the Company on and as of the date hereof as being a true, accurate and complete photocopy of such resolutions as in full force and effect on and as of the date hereof.

16.	A photocopy of the resolutions of the extraordinary shareholders meetings held on December 19, 2001, authorizing, among other things, the stock option plan relating to the issuance of 750,000 options for subscription of 750,000 shares of the Company (the “2001 Options”), such photocopy certified by the Président Directeur Général of the Company on and as of the date hereof as being a true, accurate and complete photocopy of such resolutions as in full force and effect on and as of the date hereof.

17.	A photocopy of the decisions of the Board of Directors of the Company, adopted at a meeting held on December 19, 2001, granting, among other things, to certain employees and/or directors of the Company 260,000 options included in the 2001 Options, each exercisable for one share of the Company at a subscription price of € 2.77 per share (the “Share Subscription Price”), such photocopy certified by the Président Directeur Général of the Company on and as of the date hereof as being a true, accurate and complete photocopy of such resolutions as in full force and effect on and as of the date hereof.

18.	A photocopy of the decisions of the Board of Directors of the Company, adopted at a meeting held on March 8, 2002, granting, among other things, to certain employees and/or directors of the Company a total of 400,000 options included in the 2001 Options, each exercisable for one share of the Company at a subscription price of € 2.33 per share (the “Share Subscription Price”), such photocopy certified by the Président Directeur Général of the Company on and as of the date hereof as being a true, accurate and complete photocopy of such resolutions as in full force and effect on and as of the date hereof.

19.	A photocopy of the resolutions of the extraordinary shareholders meeting held on June 20, 2002, issuing, among other things, to certain directors of the Company 80,000 warrants, at a subscription price of € 2.33 per share and authorizing actions to be taken in connection therewith, such photocopy certified by the Président Directeur Général of the Company on and as of the date hereof as being a true, accurate and complete photocopy of such resolutions as in full force and effect on and as of the date hereof.

20.	A photocopy of the decisions of the Board of Directors of the Company, adopted at a meeting held on June 27, 2002, granting, among other things, to certain employees and/or directors of the Company 90,000 options included in the 2000 Options, each exercisable for one share of the Company at a subscription price of € 1.36 per share (the “Share Subscription Price”), such photocopy certified by the Président Directeur Général of the Company on and as of the date hereof as being a true, accurate and complete photocopy of such resolutions as in full force and effect on and as of the date hereof.

21.	A photocopy of the resolutions of the extraordinary shareholders meeting held on September 19, 2002 issuing, among other things, to Mr. Compain 40,000 warrants at a subscription price of € 1.36 per share, and authorizing actions to be taken in connection therewith, such photocopy certified by the Président Directeur Général of the Company on and as of the date hereof as being a true, accurate and complete photocopy of such resolutions as in full force and effect on and as of the date hereof.

22.	A photocopy of the decisions of the Board of Directors of the Company, adopted at a meeting held on December 10, 2002, granting, among other things, to certain employees and/directors of the Company 100,000 options included in the 2000 Options, each exercisable for one share of the Company at a subscription price of € 4.11 per share (the “Share Subscription Price”), and 105,000 options included in the 2001 Options, each exercisable for one share of the Company at a subscription price of € 4.11 per share (the “Share Subscription Price”), such photocopy certified by the Président Directeur Général of the Company on and as of the date hereof as being a true, accurate and complete photocopy of such resolutions as in full force and effect on and as of the date hereof.

23.	A photocopy of the resolutions of the extraordinary shareholders meetings held on February 18, 2003, authorizing, among other things, the stock option plan relating to the issuance of 900,000 options for subscription of 900,000 shares of the Company (the “February 2003 Options”), such photocopy certified by the Président Directeur Général of the Company on and as of the date hereof as being a true, accurate and complete photocopy of such resolutions as in full force and effect on and as of the date hereof.

24.	A photocopy of the decisions of the Board of Directors of the Company, adopted at a meeting held on March 17, 2003, granting, among other things, to certain employees and/or directors of the Company a total of 100,000 options included in the 2001 Options, each exercisable for one share of the Company at a subscription price of € 4.32 per share (the “Share Subscription Price”), and 400,000 options included in the February 2003 Options, each exercisable for one share of the Company at a subscription price of € 4.32 per share (the “Share Subscription Price”), such photocopy certified by the Président Directeur Général of the Company on and as of the date hereof as being a true, accurate and complete photocopy of such resolutions as in full force and effect on and as of the date hereof.

25.	A photocopy of the decisions of the Board of Directors of the Company, adopted at a meeting held on June 13, 2003, granting, among other things, to certain employees and/or directors of the Company 95,000 options included in the 2000 Options, each exercisable for one share of the Company at a subscription price of € 9.88 per share (the “Share Subscription Price”), such photocopy certified by the Président Directeur Général of the Company on and as of the date hereof as being a true, accurate and complete photocopy of such resolutions as in full force and effect on and as of the date hereof.

26.	A photocopy of the resolutions of the extraordinary shareholders meeting held on November 7, 2003, issuing, among other things, to certain directors of the Company 200,000 warrants at a subscription price of € 9.88 per share, authorizing the stock option plan relating to the issuance of 1,000,000 options for subscription of 1,000,000 shares of the Company, (the “November 2003 Options”), and actions to be taken in connection therewith, such photocopy certified by the Président Directeur Général of the Company on and as of the date hereof as being a true, accurate and complete photocopy of such resolutions as in full force and effect on and as of the date hereof.

27.	A photocopy of an excerpt of the decisions of the Board of Directors of the Company, adopted at a meeting held on December 11, 2003, granting, among other things, to certain employees and/or directors of the Company a total of 755,000 options included in the 2000 Options, the 2001 Options, the February 2003 Option and the November 2003 Options, each exercisable for one share of the Company at a subscription price of € 20.81 per share (the “Share Subscription Price”), such photocopy certified by the Président Directeur Général of the Company on and as of the date hereof as being a true, accurate and complete copy of such resolutions as in full force and effect on and as of the date hereof.

28.	A photocopy of the rules applicable to the 1996 Options plan (“Règlement du Plan d’Options de Souscription d’Actions 1996”).

29.	A photocopy of the rules applicable to the 2000 Options plan (“Règlement du Plan d’Options de Souscription d’Actions 2000”) as amended after the decision of the Board of Directors dated June 13, 2003.

30.	A photocopy of the Rules applicable to the 2001 Options plan (“Règlement du Plan d’Options de Souscription d’Actions 2001”) as amended after the decision of the Board of Directors dated June 13, 2003.

31.	A photocopy of the Rules applicable to the February 2003 Options plan (“Règlement du Plan d’Options de Souscription d’Actions 2003”) as amended after the decision of the Board of Directors dated June 13, 2003.

32.	A photocopy of the Rules applicable to the November 2003 Options plan (“Règlement du Plan d’Options de Souscription d’Actions 2004”).

33.	A photocopy of the by-laws (statuts) of the Company, as amended, such photocopy certified by the Président Directeur Général of the Company on the date hereof as being a true, accurate and complete photocopy of such document as in full force and effect on and as of the date hereof.

34.	Excerpt (extrait K-bis) of the registration of the Company with the Registry of Commerce and Companies (Registre du Commerce et des Sociétés) in Lyon, France, dated December 24, 2003, such excerpt certified by the Président Directeur Général of the Company on the date hereof as being a true, accurate and complete excerpt of such document as in effect on the date hereof, with the exception of (i) the indication of the amount of the stated capital of the Company; the stated capital is as of the date hereof € 2,596,587.12, and not € 1,975,445.34 as shown on the excerpt, (ii) the indication that the Company has a secondary establishment located at 3 rue Pierre Timbaud, 69200 Vénissieux; the Company no longer operates this secondary establishment.

35.	A certificate of the Président Directeur Général of the Company, dated the date hereof, as to certain facts and other matters relating to the Company.

36.	A certificate of the Administrative and Financial Officer (directeur administratif et financier) of the Company, dated the date hereof, as to the incumbency and signature of the Président Directeur Général of the Company.

37.	Other documents that were made available to us by the Company and which we consider relevant in connection with the preparation and delivery to this opinion letter.

     In our examination of the Documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of the Documents, the authenticity of all originals of the Documents and the conformity to authentic originals of the Documents submitted to us as copies (including telecopies). As to matters of fact relevant to the Opinion expressed herein, we have relied on the representations and statements of fact made in the Documents. We have not independently established the facts so relied on, and we have not made any investigation or inquiry other than our examination of the Documents. The Opinion is given, and all statements herein are made, in the context of the foregoing.

     We have further assumed for the purposes of this opinion letter that there has been and will be no error or material mistake of fact, deception (dol), duress or undue influence (violence) or fraud in connection with the authorization, issuance or sale of the Shares and actions taken in connection therewith.

     The Opinion is based as to matters of law solely on applicable provisions of the corporate laws of the French Republic as in effect on the date hereof and we express no opinion as to any other laws, statutes, rules or regulations not specifically identified above; provided, however, that the Opinion is based upon a review of those corporate laws, statutes and regulations of the French Republic that, in our experience, are generally recognized as applicable to the transactions contemplated in the Registration Statement.

     Based on, subject to, and limited by the foregoing, it is our opinion that:

(a)	Upon the granting of the relevant options by the Board of Directors, and as from the applicable release date that may be established by the Board of Directors, upon the due execution and delivery of an option statement (déclaration de levée d’option) and a subscription bulletin (bulletin de souscription) and the due payment of the corresponding aggregate Share Subscription Price, the Authorized Shares will be validly issued, fully paid and non-assessable.

(b)	As from the respective release dates of the relevant options, upon the due execution and delivery of an option statement (déclaration de levée d’option) and a subscription bulletin (bulletin de souscription) and the due payment of the corresponding aggregate Share Subscription Price, the Outstanding Shares will be validly issued, fully paid and non-assessable.

(c)	As from the respective exercise dates of the relevant warrants, upon the due exercise of the relevant warrants and the due payment of the corresponding exercise price, the Additional Outstanding Shares will be validly issued, fully paid and non-assessable.

     We assume no obligation to advise you of any changes (including, without limitation, those with retroactive effect) in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor be filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

     We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,
CARIDDI, MEE, RUÉ

/s/ CARIDDI, MEE, RUÉ

Avocats Associés à la Cour d’Appel de Paris Correspondant Organique International HOGAN & HARTSON L.L.P.